UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/04/2008

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2300 Clayton Road, Suite 1200
Concord, CA 94520
(Address of principal executive offices, including zip code)

(877) 917-2237
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) (c) Pacer International, Inc. (the "Company") announced that, effective September 15, 2008, Brian C. Kane will be promoted to Executive Vice President and Chief Financial Officer, serving as the Company's principal financial officer. He succeeds Lawrence C. Yarberry, who will continue to serve in a senior executive capacity until his retirement on December 31, 2008, to facilitate a smooth transition.   Mr. Kane will also continue to serve as the Company's principal accounting officer, a position to which he was appointed on June 30, 2008.

Mr. Kane, age 52, served as Senior Vice President, Finance from June 30, 2008 until this promotion. He has served as Executive Vice President and Chief Operating Officer of the Company's Intermodal segment from October 2006 until June 2008. Previously he served as Vice President and Corporate Controller and principal accounting officer of Pacer International (November 2003 to October 2006); Vice President and Controller of Pacer Stacktrain (May 1999 to November 2003); and Director of Financial Reporting of Pacer International (May 1998 to May 1999). Before joining Pacer, Kane was Vice President of Finance for the Shell Martinez Refining Company (November 1996 to May 1998) and Controller for Southern Pacific Transportation Company (April 1990 to November 1996).

Mr. Kane's compensation and employment agreement with the Company were described in the Form 8-K filed on June 26, 2008 in connection with his promotion to Senior Vice President, Finance. No additional changes to his compensation or employment agreement have been made in connection with his promotion to Executive Vice President and Chief Financial Officer.

Item 9.01.    Financial Statements and Exhibits

(c)   Exhibits

99.1        Press Release of Pacer International, Inc., dated September 4, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: September 09, 2008	By:	/s/ Lawrence C. Yarberry
Lawrence C. Yarberry
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of Pacer International, Inc., dated September 4, 2008